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                                                                     Exhibit 5.1




                                  July 16, 2004


Phase Forward Incorporated
880 Winter Street
Waltham, Massachusetts  02451

      Re: Registration Statement on Form S-8 relating to each of the 1997 Stock Option Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Stock Option and Incentive Plan (collectively, the "Plans")

Dear Sir or Madam:

      Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Phase Forward Incorporated (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) 4,212,349 shares of common stock par value $0.01 per share of the Company (the "Common Stock") issuable pursuant to the 1997 Stock Option Plan, (ii) 362,000 shares of Common Stock issuable pursuant to the 2003 Non-Employee Director Stock Option Plan and
(iii) 1,500,000 shares of Common Stock issuable pursuant to the 2004 Stock Option and Incentive Plan (collectively, the "Shares").

      In rendering our opinion, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Company's amended and restated certificate of incorporation, the Company's amended and restated by-laws, the minute books and stock records of the Company, and originals or certified copies of such other certificates, documents, records and materials as we have deemed necessary for the purpose of rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plans and the terms of any agreement relating to such issuance, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Testa, Hurwitz & Thibeault, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP